LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

March 24, 2011

Energy Services of America Corporation
2450 First Avenue
Huntington, West Virginia 25703

Re:	Energy Services of America Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special counsel for Energy Services of America Corporation (the “Company”) in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is an exhibit (the “S-3 Registration Statement”), and the related prospectus included therein and forming a part thereof (together with any supplement thereto, the “Prospectus”) with respect to:

(i)	the offer and sale of up to 450,000 units of the Company which are issuable upon the exercise of an underwriter’s unit purchase option (the “Option Units”);

(ii)	the offer and sale of up to 450,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares are part of the Option Units;

(iii)	the offer and sale of up to 900,000 warrants of the Company to purchase one share of Common Stock, which Warrants are part of the Option Units(“Option Warrants”);

(iv)	the offer and sale of up to 900,000 shares of Common Stock, which shares underlie the Option Warrants;

(v)
the offer and sale of up to 17,200,000 shares of Common Stock, which shares underlie Warrants (“IPO Warrants”) which were part of the 8,600,000 units offered and sold by the Company in its initial public offering (the “IPO Units”), which commenced on September 6, 2006;

Energy Services of America Corporation
March 24, 2011

(vi )
the offer and sale of up to 1,641,086 shares of our Common Stock and up to 3,282,172 Warrants (“IPO Warrants”) that underlie IPO Units that have not been separated into shares of Common Stock and IPO Warrants;

(vii)
the offer and sale by persons named in the S-3 Registration Statement of up to 3,076,923 Warrants (the “Insider Warrants”) that were purchased by such persons in a private placement conducted prior to the consummation of the Company’s initial public offering; and

(viii)	the offer and sale by persons named in the S-3 Registration Statement of up to 3,076,923 shares of Common Stock (the “Shares”), which Shares underlie the Insider Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the S-3 Registration Statement or Prospectus, other than as to the validity of the securities listed above.

Reference is made to our legal opinion, dated as of April 7, 2006, and filed on such date with the Registration Statement of Form S-1 (File No. 333-133111) of the Company, whereby we provided our opinion concerning whether the securities in items (i) – (vi) above are duly authorized, validly issued, fully paid and non-assessable.

In our capacity as counsel in connection with such offering, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed but not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, (iv) the accuracy and completeness of all corporate records and documents, certificates and statements of fact, in each case given or made available to us by the Company. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company. We have not independently verified such factual matters.  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed, including the issuance of the Shares in the manner stated in the Prospectus, against payment of the consideration set forth in the Prospectus.

We are opining herein as to the effects on the subject transactions only of the laws of the State of Delaware.  We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Energy Services of America Corporation
March 24, 2011

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)           the Insider Warrants are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law); and

(2) the Shares have been duly authorized, and when issued and sold in the manner and to the extent set forth in the S-3 Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the S-3 Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK
LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation